[Harris Bank letterhead]
                                  EXHIBIT 10
- - -----------------------------------------------------------------------------
[Harris Bank LOGO]

May 13, 1994


Mr. Thomas M. Walker
Division President
Chief Financial Officer and Treasurer
Information Resources, Inc.
150 N. Clinton Street
Chicago, IL 60661

Dear Tom:

This letter affirms our understanding regarding the payment of the Closing Fee as referenced in Section 2.1(c) of the Credit Agreement by and between Information Resources, Inc. and Harris Trust and Savings Bank dated as of
May 13, 1994. It is our understanding that, at closing, Information Resources, Inc. will pay Harris Trust and Savings Bank a one time Closing Fee of $500,000 and that, by execution of this letter, authorizes Harris Trust and Savings Bank to debit Information Resources, Inc.'s account 294-009-6 for that amount. It is further understood that a portion of the Closing Fee, at Harris Trust & Savings Bank's sole discretion, will be used to compensate participant lenders as an Upfront Fee for the syndication of the above credit.

If this understanding is acceptable to you, as it is to us, would you please execute and return the enclosed copy to my attention. We again greatly appreciate this opportunity to be of assistance to Information Resources, Inc. with your credit requirements.

Sincerely,


/s/ Richard H. Robb

Richard H. Robb
Vice President


Accepted this 13th day of May, 1994

Information Resources, Inc.


By   /s/  Thomas M. Walker
   ---------------------------------

Its  Chief Financial Officer
    --------------------------------


 Wholly owned subsidiary of Harris Bankcorp, Inc.

===============================================================================


                               Credit Agreement



                                by and between


                          Information Resources, Inc.



                                      and



                         Harris Trust and Savings Bank



                           Dated as of May 13, 1994

================================================================================

                              Table of Contents

                                                                                        Page
                                                                                        ----
Section 1.                The Credit...................................................   1
   Section 1.1.             The Loan Commitment........................................   1
   Section 1.2.             Letters of Credit..........................................   1
   Section 1.3.             Applicable Interest Rates..................................   2
   Section 1.4.             Minimum Borrowing Amounts..................................   4
   Section 1.5.             Manner of Borrowing Loans and Designating Interest Rates
                            Applicable to Loans........................................   4
   Section 1.6.             Interest Periods...........................................   6
   Section 1.7.             Maturity of Loans..........................................   7
   Section 1.8.             Prepayments................................................   7
   Section 1.9.             Default Rate...............................................   8
   Section 1.10.            The Note...................................................   8
   Section 1.11.            Funding Indemnity..........................................   9
   Section 1.12.            Commitment Terminations....................................   9
Section 2.                Fees, Extensions and Borrowing Subsidiaries..................  10
   Section 2.1.             Fees.......................................................  10
   Section 2.2.             Extensions of Termination Date.............................  10
   Section 2.3.             Borrowing Subsidiaries.....................................  10
Section 3.                Place and Application of Payments............................  11
   Section 3.1.             Place and Application of Payments..........................  11
   Section 3.2.             Payments Free of Withholding...............................  11
Section 4.                Definitions..................................................  12
   Section 4.1.             Definitions................................................  12
   Section 4.2.             Interpretation.............................................  18
Section 5.                Representations and Warranties...............................  18
   Section 5.1.             Organization and Qualification.............................  18
   Section 5.2.             Subsidiaries...............................................  19
   Section 5.3.             Margin Stock...............................................  19
   Section 5.4.             Financial Reports..........................................  19
   Section 5.5.             Litigation and Other Controversies.........................  20
   Section 5.6.             Taxes......................................................  20
   Section 5.7.             Approvals..................................................  20
   Section 5.8.             Investment Company.........................................  20
   Section 5.9.             ERISA......................................................  20
   Section 5.10.            Compliance with Laws; Environmental Laws...................  21


   Section 5.11.            Other Agreements...........................................  21

Section 6.                Representations and Warranties of Borrowing Subsidiaries.....  21

   Section 6.1.             Corporate Existence........................................  21
   Section 6.2.             Corporate and Governmental Authorization; Contravention....  21
   Section 6.3.             Binding Effect.............................................  21

Section 7.                Conditions Precedent.........................................  22


Section 8.                Covenants....................................................  24

   Section 8.1.             Corporate Existence, Etc...................................  24
   Section 8.2.             Maintenance of Properties..................................  24
   Section 8.3.             Taxes and Assessments......................................  24
   Section 8.4.             Insurance..................................................  24
   Section 8.5.             Financial Reports..........................................  24
   Section 8.6.             Consolidated Tangible Net Worth............................  26
   Section 8.7.             Leverage Ratio.............................................  26
   Section 8.8.             Current Ratio..............................................  26
   Section 8.9.             Cash Flow Coverage Ratio...................................  27
   Section 8.10.            Indebtedness for Borrowed Money............................  27
   Section 8.11.            Liens......................................................  27
   Section 8.12.            Investments, Acquisitions, Loans, Advances and Guaranties..  28
   Section 8.13.            Leases.....................................................  29
   Section 8.14.            Sales and Leasebacks.......................................  30
   Section 8.15.            Restricted Payments........................................  30
   Section 8.16.            Mergers, Consolidations and Sales..........................  30
   Section 8.17.            Maintenance of Material Subsidiaries.......................  30
   Section 8.18.            ERISA......................................................  31
   Section 8.19.            Compliance with Laws.......................................  31
   Section 8.20.            Outstanding Receivables....................................  31
   Section 8.21.            Consolidated Net Income....................................  31
   Section 8.22.            Guaranty Reserve Against Commitment Availability...........  31

Section 9.                Events of Default and Remedies...............................  32

   Section 9.1.             Events of Default..........................................  32
   Section 9.2.             Non-Bankruptcy Defaults....................................  34
   Section 9.3.             Bankruptcy Defaults........................................  35
   Section 9.4.             Collateral for Undrawn Letters of Credit...................  35

Section 10.               Change in Circumstances......................................  35


   Section 10.1.            Change of Law............................................... 35
   Section 10.2.            Unavailability of Deposits or Inability to Ascertain, or
                            Inadequacy of, LIBOR........................................ 35
   Section 10.3.            Increased Cost and Reduced Return........................... 36
   Section 10.4.            Lending Offices............................................. 37
   Section 10.5.            Discretion of Bank as to Manner of Funding.................. 37

Section 11.               The Guarantee................................................. 37

   Section 11.1.            The Guarantee............................................... 37
   Section 11.2.            Guarantee Unconditional..................................... 38
   Section 11.3.            Discharge Only Upon Payment in Full; Reinstatement in
                            Certain Circumstances....................................... 39
   Section 11.4.            Subrogation and Contribution................................ 39
   Section 11.5.            Waivers..................................................... 39
   Section 11.6.            Stay of Acceleration........................................ 39

Section 12.               Miscellaneous................................................. 39

   Section 12.1.            Non-Business Days........................................... 39
   Section 12.2.            No Waiver, Cumulative Remedies.............................. 40
   Section 12.3.            Amendments, Etc............................................. 40
   Section 12.4.            Costs and Expenses.......................................... 40
   Section 12.5.            Currency.................................................... 41
   Section 12.6.            Currency Equivalence........................................ 41
   Section 12.7.            Documentary Taxes........................................... 41
   Section 12.8.            Survival of Representations................................. 41
   Section 12.9.            Survival of Indemnities..................................... 42
   Section 12.10.           Notices..................................................... 42
   Section 12.11.           Submission to Jurisdiction; Waiver of Jury Trial............ 42
   Section 12.12.           Headings.................................................... 43
   Section 12.13.           Severability of Provisions.................................. 43
   Section 12.14.           Counterparts................................................ 43
   Section 12.15.           Binding Nature, Governing Law, Etc.......................... 43

Signature Page.......................................................................... 44

Exhibit A - Revolving Credit Note
Exhibit B - Form of Election to Participate
Exhibit C - Form of Election to Terminate
Exhibit D - Opinion of Counsel
Exhibit E - Opinion of Counsel/Borrowing Subsidiaries
Schedule 5.2 - Subsidiaries
Schedule 8.5 - Compliance Certificate

                          INFORMATION RESOURCES, INC.
                               CREDIT AGREEMENT


Harris Trust and Savings Bank
Chicago, Illinois


Gentlemen:

          The undersigned, Information Resources, Inc., a Delaware corporation (the "Company"), applies to you (the "Bank") for your commitment, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make a revolving credit for loans and letters of credit (the "Revolving Credit") available to the Company and any Borrowing Subsidiary (as hereinafter defined), all as more fully hereinafter set forth.

Section 1.  The Credit.

          Section 1.1. The Loan Commitment. Subject to the terms and conditions hereof, the Bank agrees to make a loan or loans (individually a "Loan" and collectively "Loans") to the Borrowers from time to time on a revolving basis in U.S. Dollars and Alternative Currencies in an aggregate outstanding Original Dollar Amount up to the amount of the Revolving Credit Commitment then in effect, subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. The sum of the aggregate Original Dollar Amount of Loans and of L/C Obligations at any time outstanding to all Borrowers shall not exceed the Revolving Credit Commitment in effect at such time. As provided in Section 1.5(a) hereof, the relevant Borrower may elect that Loans denominated in U.S. Dollars be either Domestic Rate Loans or Eurocurrency Loans or Offered Rate Loans. All Loans denominated in an Alternative Currency shall be Eurocurrency Loans. Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to all the terms and conditions hereof.

          Section 1.2. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Bank shall issue standby or commercial letters of credit (each a "Letter of Credit") for the account of any one or more of the Borrowers in U.S. Dollars in an aggregate undrawn face amount up to the amount of the L/C Commitment, provided that the aggregate L/C Obligations at any time outstanding shall not exceed the difference between the Revolving Credit Commitment in effect at such time and the aggregate Original Dollar Amount of Loans then outstanding.

       (b) Applications. At any time before the Termination Date, the Bank shall, at the request of the Company, issue one or more Letters of Credit, in a form satisfactory to the Bank, with expiration dates no later than the earlier of twenty-four (24) months from the date of issuance or the Termination Date, in an aggregate face amount as set forth above, upon the receipt of a duly executed application for the relevant Letter of Credit in the form then customarily prescribed by the Bank for the type of Letter of Credit, whether standby or commercial, requested (each an "Application"). Notwithstanding anything contained in any Application to the contrary (i) the relevant Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.1 hereof, (ii) before the occurrence of a Default or an Event of Default, the Bank will not call for the funding by the relevant Borrower of any amount under a Letter of Credit, or any other form of collateral security for such Borrower's obligations in connection with such Letter of Credit, before being presented with a drawing thereunder, and (iii) if the Bank is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the relevant Borrower's obligation to reimburse the Bank for the amount of such drawing shall bear interest (which such Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of 2% plus the Domestic Rate from time to time in effect.

       (c) The Reimbursement Obligations. Subject to Section 1.2(b) hereof, the obligation of a Borrower to reimburse the Bank for all drawings under a Letter of Credit (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 12:00 Noon (Chicago time) on the date when each drawing is paid in immediately available funds at the Bank's principal office in Chicago, Illinois.

       Section 1.3. Applicable Interest Rates. (a) Domestic Rate Loans. Each Domestic Rate Loan shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurocurrency Loan or an Offered Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Domestic Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

       "Domestic Rate" means for any day the greater of:

            (i) the rate of interest announced by the Bank from time to time as its prime commercial rate, or equivalent, as in effect on such day, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; and

            (ii) the sum of (x) the rate determined by the Bank to be the prevailing rate per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business
       Day) for the purchase at face value of overnight Federal funds in an amount comparable to the principal amount owed to the Bank for which such rate is being determined, plus (y) 1/2 of 1% (0.50%).

       (b) Eurocurrency Loans. Each Eurocurrency Loan shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Domestic Rate Loan or an Offered Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Eurocurrency Margin plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

       "Adjusted LIBOR" means a rate per annum determined in accordance with the following formula:


     Adjusted LIBOR =               L I B O R
                       -------------------------------------
                       1 - Eurocurrency Reserve Percentage

       "LIBOR" means, for an Interest Period of a Eurocurrency Loan, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the average rate of interest per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at which deposits in U.S. Dollars or the relevant Alternative Currency, as appropriate, in immediately available funds are offered to the Bank at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurocurrency market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Eurocurrency Loan scheduled to be made by the Bank.

       "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars or the relevant Alternative Currency, as appropriate, for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

       "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar or Pound Sterling deposits).

       "Eurocurrency Reserve Percentage" means the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of the Bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurocurrency Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

       "Eurocurrency Margin" means 1.50% per annum.


       (c) Offered Rate Loans. Each Offered Rate Loan shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Domestic Rate Loan or a Eurocurrency Loan until maturity (whether by acceleration or otherwise) at the rate per annum quoted to the Company by the Bank for the requested Interest Period applicable thereto, payable on the last day of each Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than ninety days, on each day occurring every ninety days after the commencement of such Interest Period; provided, however, that the Company understand and agrees that the Bank has no obligation to quote rates or to make any Offered Rate Loan and may refuse to make any such Offered Rate Loan after receiving a request therefor from the Company, and that any such Offered Rate Loan shall be subject to such other terms and conditions as are mutually agreed upon by the Company, on behalf of the relevant Borrower, and the Bank.

       (d) Rate Determinations. The Bank shall determine each interest rate applicable to Obligations and the Original Dollar Amount of Loans denominated in Alternative Currencies, and its determination thereof shall be conclusive and binding except in the case of manifest error or willful misconduct. The Original Dollar Amount of each Eurocurrency Loan denominated in an Alternative Currency shall be determined or redetermined, as applicable, effective as of the first day of each Interest Period applicable to such Loan.

       (e) Alternative Currency Loans. Any Loan made in an Alternative Currency shall be advanced in such currency, and all payments of principal and interest thereon shall be made in such Alternative Currency.

       Section 1.4. Minimum Borrowing Amounts;. Each Domestic Rate Loan shall be in an amount not less than $250,000. Each Eurocurrency Loan shall be in an amount not less than an Original Dollar Amount of $1,000,000 and in integral multiples of 1,000,000 units of the relevant currency. Each Offered Rate Loan shall be in an amount equal to $1,000,000 and in integral multiples of $1,000,000.

       Section 1.5.  Manner of Borrowing Loans and Designating Interest
Rates Applicable to Loans;. (a) Notice to the Bank. The Company shall give notice to the Bank by no later than 10:00 a.m. (Chicago time) (i) at least three
(3) Business Days before the date on which the Company requests the Bank to advance a Eurocurrency Loan denominated in an Alternative Currency, (ii) at least three (3) Business Days before the date on which the

Company requests the Bank to advance a Eurocurrency Loan denominated in U.S. Dollars and (iii) on the date the Company requests the Bank to advance a Domestic Rate Loan or an Offered Rate Loan. The Loans shall bear interest initially at the type of rate specified in such notice. Thereafter, the Company may from time to time elect to change or continue the type of interest rate borne by each Loan or, subject to Section 1.4's minimum amount requirement for each outstanding Loan, a portion thereof, as follows: (i) if a Eurocurrency Loan, on the last day of the Interest Period applicable thereto, the Company may continue part or all of such Eurocurrency Loan for an Interest Period or Interest Periods specified by the Company or, if such Eurocurrency Loan is denominated in U.S. Dollars, convert part or all of such Eurocurrency Loan into a Domestic Rate Loan or an Offered Loan Rate for an Interest Period or Interest Periods specified by the Company, (ii) if an Offered Rate Loan, on the last day of the Interest Period applicable thereto, the Company may continue part or all of such Offered Rate Loan for an Interest Period or Interest Periods specified by the Company or convert part or all of such Offered Rate Loan into a Domestic Rate Loan or a Eurocurrency Loan denominated in U.S. Dollars for an Interest Period or Interest Periods specified by the Company, or (iii) if a Domestic Rate Loan, on any Business Day, the Company may convert all or part of such Domestic Rate Loan into a Eurocurrency Loan denominated in U.S. Dollars or an Offered Rate Loan for an Interest Period or Interest Periods specified by the Company. The Company shall give all such notices requesting the advance, continuation, or conversion of a Loan to the Bank by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Eurocurrency Loan denominated in U.S. Dollars for an additional Interest Period or of the conversion of part or all of a Eurocurrency Loan denominated in U.S. Dollars into a Domestic Rate Loan or an Offered Rate Loan or of a Domestic Rate Loan or an Offered Rate Loan into a Eurocurrency Loan must be given by no later than 10:00 a.m. (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion. Notices of the continuation of a Eurocurrency Loan denominated in an Alternative Currency must be given no later than 10:00 a.m. (Chicago time) at least three (3) Business Days before the requested continuation. Notices of the continuation of an Offered Rate Loan for an additional Interest Period or of the conversion of part or all of an Offered Rate Loan into a Domestic Rate Loan must be given no later than 10:00 a.m. (Chicago time) on the Business Day of the requested continuation or conversion. All such notices concerning the advance, continuation, or conversion of a Loan shall specify the date of the requested advance, continuation or conversion of a Loan (which shall be a Business Day), the amount of the requested Loan to be advanced, continued, or converted, the type of Loan and, if an Offered Rate Loan, the Interest Period applicable thereto and, if a Eurocurrency Loan, the currency and Interest Period applicable thereto and, if such Loan is to be made to a Borrowing Subsidiary, the Borrowing Subsidiary for whose account such Loan shall be disbursed (which Borrowing Subsidiary shall maintain a deposit account at the Bank for the receipt of such proceeds for all Loans denominated in U.S. Dollars). The Borrowers agree that the Bank may rely on any such telephonic or telecopy notice given by any person it in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Bank has acted in reliance thereon.

       (b) Company's Failure to Notify. Any outstanding Domestic Rate Loans shall, subject to Section 7.1 hereof, automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Company has notified the Bank within the period required by Section 1.5(a) that it intends to convert such Loan into a Eurocurrency Loan or an Offered Rate Loan or notifies the Bank within the period required by Section 1.8(a) that the relevant Borrower intends to prepay such Loan. If the Company fails to give notice pursuant to Section 1.5(a) above of the continuation or conversion of any outstanding principal amount of a Eurocurrency Loan denominated in U.S. Dollars or an Offered Rate Loan before the last day of its then current Interest Period within the period required by Section 1.5(a) and has not notified the Bank within the period required by Section 1.8(a) that the relevant Borrower intends to prepay such Loan, such Loan shall automatically be converted into a Domestic Rate Loan, subject to Section 7.1 hereof. If the Company fails to give notice pursuant to Section 1.5(a) above of the continuation of any outstanding principal amount of a Eurocurrency Loan denominated in an Alternative Currency before the last day of its then current Interest Period within the period required by Section 1.5(a) and has not notified the Bank within the period required by Section 1.8(a) that the relevant Borrower intends to prepay such Loan, such Loan shall automatically be continued as a Eurocurrency Loan in the same Alternative Currency with an Interest Period of one month, subject to Section 7.1 hereof, including the application of
Section 1.4 and of the restrictions contained in the definition of Interest Period.

       (c) Disbursement of Loans. The Bank shall make available to the relevant Borrower Loans denominated in U.S. Dollars at the Bank's principal office in Chicago, Illinois and Loans denominated in Alternative Currencies at such office as the Bank has previously agreed to with the Company on behalf of the relevant Borrower.

       Section 1.6. Interest Periods. As provided in Section 1.5(a) hereof, at the time of each request to advance, continue, or create by conversion a Eurocurrency Loan or an Offered Rate Loan, the Company shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Loan is advanced, continued, or created by conversion and ending: (a) in the case of a Domestic Rate Loan, on the last day of the calendar quarter in which such Loan is advanced, continued, or created by conversion (or on the last day of the following calendar quarter if such Loan is advanced, continued or created by conversion on the last day of a calendar quarter), (b) in the case of a Eurocurrency Loan, 1, 2, or 3 months thereafter, and (c) in the case of an Offered Rate Loan, 1 to 90 days thereafter, as mutually agreed upon by the Company, on behalf of the relevant Borrower, and the Bank; provided, however, that:
            (a) any Interest Period for a Domestic Rate Loan that otherwise would end after the Termination Date shall end on the Termination Date;

            (b) for any Fixed Rate Loan, the Company may not select an Interest Period that extends beyond the Termination Date;

            (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Eurocurrency Loan to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

            (d) for purposes of determining an Interest Period for a Eurocurrency Loan, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

       Section 1.7. Maturity of Loans.; Each Loan shall mature and become due and payable by the relevant Borrower on the Termination Date.

       Section 1.8. Prepayments.; (a) Optional. Each Borrower shall have the privilege of prepaying without premium or penalty and in whole or in part (but, if in part, then: (i) if a Domestic Rate Loan, in an amount not less than $250,000, (ii) if a Eurocurrency Loan denominated in U.S. Dollars or an Offered Rate Loan, in an amount not less than $1,000,000, (iii) if a Eurocurrency Loan is denominated in an Alternative Currency, an amount for which the U.S. Dollar Equivalent is not less than $1,000,000 and (iv) in an amount such that the minimum amount required for a Loan pursuant to Section 1.4 hereof remains outstanding) any Eurocurrency Loan at any time upon three Business Days' prior notice to the Bank or, in the case of a Domestic Rate Loan or an Offered Rate Loan, notice delivered to the Bank no later than 10:00 a.m. (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment. In the case of a Eurocurrency Loan or an Offered Rate Loan, such prepayment may only be made on the last day of the Interest Period then applicable to such Loan. Any amount paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

       (b) Mandatory. The Borrowers shall, on each date the Revolving Credit Commitment is reduced pursuant to the definition thereof, prepay the Loans by the amount, if any, necessary to reduce the aggregate Original Dollar Amount of Loans and of L/C Obligations to the amount to which the Revolving Credit Commitment has been reduced in accordance with the definition thereof, each such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date of prepayment together with any amounts due the Bank under Section 1.11 hereof. Unless the Company otherwise directs, prepayments of principal under this Section 1.8(b) shall be applied first to Domestic Rate Loans until payment in full thereof with any balance applied to the Fixed Rate Loans in the order in which their Interest Periods expire.

       Section 1.9. Default Rate. If any payment of principal on any Loan is not made when due (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

            (a) for any Domestic Rate Loan, the sum of two percent (2%) plus the Domestic Rate from time to time in effect; and

            (b) for any Fixed Rate Loan, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, if such Loan is denominated in U.S. Dollars, at a rate per annum equal to the sum of two percent (2%) plus the Domestic Rate from time to time in effect or, if such Loan is a Eurocurrency Loan denominated in an Alternative Currency, at a rate per annum equal to the sum of the Eurocurrency Margin, plus two percent (2%) plus the rate of interest per annum as determined by the Bank (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%) at which overnight or weekend deposits of the appropriate currency (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than six months as the Bank may elect in its absolute discretion) for delivery in immediately available and freely transferable funds would be offered by the Bank to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of any such Eurocurrency Loan (or, if the Bank is not placing deposits in such currency in the interbank market , then the Bank's cost of funds in such currency for such period).

       Section 1.10. The Note. (a) The Loans made to a Borrower by the Bank shall be evidenced by a single promissory note of such Borrower issued to the Bank in the form of Exhibit A hereto. Each such promissory note is hereinafter referred to as a "Note" and collectively such promissory notes are referred to as the "Notes."

       (b) The Bank shall record on its books and records or on a schedule to the appropriate Note the amount of each Loan advanced, continued, or converted by it to a Borrower, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, for any Offered Rate Loan, the Interest Period and the interest rate applicable thereto and, for any Eurocurrency Loan, the Interest Period, the currency in which such Loan is denominated, and the interest rate applicable thereto. The record thereof, whether shown on such books and records of the Bank or on a schedule to any Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of each Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of the Bank and upon the Bank tendering to the relevant Borrower the Note to be replaced, such Borrower shall furnish a new Note to the Bank to replace any outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such

Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

       Section 1.11. Funding Indemnity. If the Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by the Bank to fund or maintain any Fixed Rate Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Bank) as a result of:

            (a) any payment, prepayment or conversion of a Fixed Rate Loan on a date other than the last day of its Interest Period,

            (b) any failure (because of a failure to meet the conditions of Section 7 or otherwise) by any Borrower to borrow or continue a Fixed Rate Loan, or to convert a Domestic Rate Loan into a Fixed Rate Loan, or to convert a Fixed Rate Loan into another Fixed Rate Loan, on the date specified in a notice given pursuant to Section 1.5(a) or established pursuant to Section 1.5(b) hereof,

            (c) any failure by any Borrower to make any payment of principal on any Fixed Rate Loan when due (whether by acceleration or otherwise), or

            (d) any acceleration of the maturity of a Fixed Rate Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of the Bank, the relevant Borrower shall pay to the Bank such amount as will reimburse the Bank for such loss, cost or expense. If the Bank makes such a claim for compensation, it shall provide to the relevant Borrower a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be conclusive.

       Section 1.12. Commitment Terminations. The Company shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Bank, to terminate the Revolving Credit Commitment without premium or penalty, in whole or in part, any partial termination to be in an amount not less than $1,000,000, provided that the Revolving Credit Commitment may not be reduced to an amount less than the sum of the Original Dollar Amount of all Loans and all L/C Obligations then outstanding to all Borrowers. Any termination of the Revolving Credit Commitment below $2,000,000 shall reduce the L/C Commitment by a like amount. Any termination of Revolving Credit Commitment pursuant to this Section 1.12 may not be reinstated.

Section 2.  Fees, Extensions and Borrowing Subsidiaries.

       Section 2.1.  Fees.


       (a) Commitment Fee. The Company shall pay to the Bank a commitment fee at the rate of 3/8 of 1% per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily unused portion of the Revolving Credit Commitment available under Section 1.1 hereof. Such commitment fee shall be payable quarter-annually in arrears on the last day of each March, June, September and December in each year (commencing June 30, 1994) and on the Termination Date, unless the Revolving Credit Commitment is terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

       (b) Letter of Credit Fees. On the date of issuance of each Letter of Credit, and as a condition thereto, and quarter-annually thereafter, the Company shall pay to the Bank a Letter of Credit fee computed at the rate of 1.50% per annum on the maximum amount of the related Letter of Credit which is scheduled to be outstanding during the immediately succeeding three-month period. In addition to the letter of credit fee called for above, the Company further agrees to pay to the Bank such issuing, processing and transaction fees and charges as the Bank from time to time customarily imposes in connection with the issuance, negotiation and payment of letters of credit and drafts drawn thereunder.

       (c) Closing Fee. On the date of this Agreement, the Company shall pay to the Bank a closing fee as previously agreed between the Bank and the Company.

       Section 2.2. Extensions of Termination Date. No less than sixty (60) days prior to April 30, 1995 (and each April 30 thereafter to the extent the Termination Date may have been extended pursuant to this Section), the Company may advise the Bank in writing of its desire to extend the Termination Date for an additional twelve months. In the event that the Bank is agreeable to such extension (it being understood that the Bank may accept or decline such a request in its sole discretion and on such terms as it may elect), the Bank shall so notify the Company on or before thirty (30) days prior to April 30, 1995 (or, to the extent the Termination Date has previously been extended, on or before thirty (30) days prior to April 30 of the year in question). In the event that the Bank fails to so notify the Company, the Bank shall be deemed to have refused to grant the requested extension. In the event the Bank grants the requested extension, the Company and the Bank shall enter into such documents as the Bank may deem necessary or appropriate to reflect such extension and such additional and/or modified terms, if any, required by the Bank in connection therewith. All costs and expenses incurred by the Bank in connection with each extension (including reasonable attorneys' fees) shall be paid by the Company in accordance with Section 12.4 hereof.

       Section 2.3. Borrowing Subsidiaries. (a) Designation of Borrowing Subsidiaries;. The Company may designate any Subsidiary as a Borrower hereunder (each a "Borrowing Subsidiary") by delivering to the Bank an Election to Participate in the form of Exhibit B hereto executed by the Borrowing Subsidiary and, through an Authorized Representative, by the Company; provided that the consent of the Bank shall be required prior to the effectiveness of such designation if any such proposed Borrowing Subsidiary either (i) is not both a Wholly-owned Subsidiary and a Consolidated Subsidiary, or (ii) is incorporated under the laws of any jurisdiction outside the United States of America. Each Borrowing Subsidiary shall cease to be a Borrower hereunder upon the delivery to the Bank of an Election to Terminate in the form of Exhibit C hereto or such Borrowing Subsidiary ceasing to be a Subsidiary. Upon ceasing to be a Borrower pursuant to the preceding sentence, a Borrower shall lose the right to request Loans and Letters of Credit hereunder, but such circumstance shall not affect any obligation of a Borrowing Subsidiary theretofore incurred.

       (b) Appointment of Company as Agent for Borrowing Subsidiaries. Each Borrowing Subsidiary irrevocably appoints the Company as its agent hereunder to issue requests for Loans and Letters of Credit on its behalf under this Agreement and, in connection therewith, to select interest rate options, Interest Periods, and the relevant currency.

Section 3.  Place and Application of Payments.

       Section 3.1. Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrowers under this Agreement and the other Loan Documents, shall be made by the Borrowers to the Bank by no later than 12:00 noon (Chicago time) on the due date thereof at the principal office of the Bank in Chicago, Illinois (or such other location in the State of Illinois as the Bank may designate to such Borrower) or, if such payment is to be made in an Alternative Currency, no later than 12:00 noon local time at the place of payment to such office as the Bank has previously specified in a notice to the relevant Borrower for the benefit of the Person or Persons entitled thereto. Any payments received after such time shall be deemed to have been received by the Bank on the next Business Day. All such payments shall be made (i) in U.S. Dollars, in immediately available funds at the place of payment, or (ii) in the case of amounts payable hereunder in an Alternative Currency, in such Alternative Currency in such funds then customary for the settlement of international transactions in such currency, in each case without set-off or counterclaim.

       Section 3.2. Payments Free of Withholding. Each payment by each Borrower under this Agreement and the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the Bank) imposed by or within the jurisdiction in which such Borrower is domiciled, any jurisdiction from which such Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the relevant Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by the Bank free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which the Bank would have received had such withholding not been made. If the Bank pays any amount in respect of any such taxes, penalties or interest, the relevant Borrower shall reimburse the Bank for that payment on demand in the currency in which such payment was made. If a Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank on or before the thirtieth day after payment.

Section 4.  Definitions; Interpretation.

       Section 4.1. Definitions. The following terms when used herein shall have the following meanings:


       "Adjusted LIBOR" is defined in Section 1.3(b) hereof.


       "Alternative Currency" means Pound Sterling.


       "Application" is defined in Section 1.2(b) hereof.

       "Authorized Representative" means those persons shown on the list of officers provided by the Company pursuant to Section 7.2(a) hereof or on any update of any such list provided by the Company to the Bank, or any further or different officer of the Company so named by any Authorized Representative of the Company in a written notice to the Bank.

       "Bank" is defined in the introductory paragraph of this Agreement.

       "Borrowers" means the Company and each Borrowing Subsidiary.

       "Borrowing Subsidiary" is defined in Section 2.3 hereof.

       "Business Day" means any day other than a Saturday or Sunday on which the Bank is not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan, on which the Bank is dealing in U.S. Dollar deposits or the relevant Alternative Currency in the interbank market in London, England and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan denominated in an Alternative Currency, on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Loan are to be made.

       "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

       "Capitalized Lease Obligation" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

       "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

       "Commercial Letter of Credit" means a Letter of Credit that finances a commercial transaction by paying part or all of the purchase price of goods against delivery of a document of title covering such goods and any other required documentation.

       "Commitments" means the Revolving Credit Commitment and the L/C
Commitment.

       "Company" is defined in the introductory paragraph of this Agreement.

       "Consolidated Cash Flow" means, with reference to any period, the sum of
(a) Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income amount (but without duplication) in respect of (i) Consolidated Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Company and its Consolidated Subsidiaries, plus (iv) all amounts properly charged for amortization of the InfoScan Costs and Software Costs during such period on the books of the Company and its Subsidiaries, and (b) 100% of the net cash proceeds received by the Company from any new offering of equity securities of the Company received at any time during such period.

       "Consolidated Current Ratio" means, as of any time the same is to be determined, the ratio of current assets of the Company and its Consolidated Subsidiaries to current liabilities of the Company and its Consolidated Subsidiaries, all determined on a consolidated basis in accordance with GAAP, provided there shall be excluded from current liabilities the current portion of deferred taxes.

       "Consolidated Fixed Charges" means, with reference to any period, the sum of (i) the aggregate amount of payments required to be made by the Company and its Consolidated Subsidiaries during such period in respect of principal on all Indebtedness for Borrowed Money (whether at maturity, as a result of mandatory sinking fund redemption, mandatory prepayment, acceleration or otherwise), plus
(ii) Consolidated Interest Expense for such period, plus (iii) capital expenditures (as determined in accordance with GAAP) of the Company and its Consolidated Subsidiaries during such period, plus (iv) dividends paid by the Company and, to the extent not received by the Company, its Subsidiaries on its capital stock during such period, plus (v) cash payments made in connection with InfoScan Costs and Software Costs during such period and cash investments in joint ventures and other investments and acquisitions during such period, provided, however, that mandatory principal repayments on the Notes required by
Section 1.8(b) hereof shall not be included in the computation of Consolidated Fixed Charges.

       "Consolidated Interest Expense" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Company and its Consolidated Subsidiaries for such period determined in accordance with GAAP.

       "Consolidated Net Income" means, with reference to any period, the net income (or net loss) of the Company and its Consolidated Subsidiaries for such period as computed on a consolidated basis in accordance with GAAP, and without limiting the foregoing after deduction from gross income of all expenses and reserves, including reserves for all taxes on or measured by income, but excluding any extraordinary profits and also excluding any taxes on such profits; provided that, for purposes of computing Consolidated Cash Flow in Section 8.9 hereof, Consolidated Net Income for the fiscal quarter ending March 31, 1994, shall be increased by $6,594,000.

       "Consolidated Tangible Net Worth" means, as of any time the same is to be determined, the excess of total assets of the Company and its Consolidated Subsidiaries over total liabilities of the Company and its Consolidated Total Liabilities, total assets and total liabilities each to be determined on a consolidated basis in accordance with GAAP, excluding, however, from the determination of total assets (i) all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expense) and similar assets and (ii) the write-up of assets above cost.

       "Consolidated Total Liabilities" means, as of any time the same is to be determined, the aggregate of all indebtedness, obligations, liabilities, reserves and any other items which would be listed as a liability on a balance sheet of the Company and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

       "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Code.

       "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

       "Domestic Rate" is defined in Section 1.3(a) hereof.

       "Domestic Rate Loan" means a Loan bearing interest prior to maturity at a rate specified in Section 1.3(a) hereof.

       "Election to Participate" means a letter to the Bank in the form of Exhibit B hereto executed by a Borrowing Subsidiary and an Authorized Representative of the Company and acknowledged to by the Bank.

       "Election to Terminate" means a letter to the Bank in the form of Exhibit C hereto executed by a Borrowing Subsidiary and an Authorized Representative of the Company and acknowledged to by the Bank.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

       "Eurocurrency Loan" means a Loan bearing interest prior to maturity at the rate specified in Section 1.3(b) hereof.

       "Eurocurrency Margin" is defined in Section 1.3(b) hereof.

       "Eurocurrency Reserve Percentage" is defined in Section 1.3(b) hereof.

       "Event of Default" means any event or condition identified as such in Section 9.1 hereof.

       "Fixed Rate Loans" means and includes Eurocurrency Loans and Offered Rate Loans, unless the context in which such term is used shall otherwise require.

        "GAAP" means generally accepted accounting principles as in effect from time to time, applied by the Company and its Subsidiaries on a basis consistent with the preparation of the Company's financial statements referred to in Section 5.4 hereof after giving effect to the change in accounting procedure used by the Company in recognizing income as heretofore disclosed to the Bank.

       "Headquarters Complex Lease" means the Lease Agreement dated as of September 27, 1990 by and between Randolph/Clinton Limited Partnership and the Company pursuant to which the Company has leased property formerly owned by it and commonly known as 150 North Clinton Street, 162 North Clinton Street and 564 West Randolph Street, Chicago, Illinois and any buildings or improvements now or hereafter existing thereon pursuant to the terms and conditions stated therein.

       "Indebtedness for Borrowed Money" means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (iv) all Capitalized Lease Obligations of such Person and
(v) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money.

       "InfoScan Costs" means the assets of the Company identified as Infoscan Costs on the consolidated balance sheet of the Company dated as at December 31, 1991, which balance sheet has heretofore been furnished to the Bank.

       "Interest Period" is defined in Section 1.6 hereof.

       "L/C Commitment" means $2,000,000.

       "L/C Obligations" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

       "Letter of Credit" is defined in Section 1.2(a) hereof.

       "LIBOR" is defined in Section 1.3(b) hereof.

       "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, capital lease or other title retention arrangement.

       "Loan" is defined in Section 1.1(a) hereof and, as so defined, includes a Domestic Rate Loan, a Eurocurrency Loan or an Offered Rate Loan, each of which is a "type" of Loan hereunder.

       "Loan Documents" means this Agreement (including each Election to Participate and Election to Terminate issued hereunder), the Notes and the Applications.

       "Material Plan" is defined in Section 9.1(g) hereof.

       "Note" is defined in Section 1.10(a) hereof.

       "Obligations" means all fees payable hereunder, all obligations of the Borrowers to pay principal and interest on Loans and Reimbursement Obligations, and all other payment obligations of the Borrowers arising under or in relation to any Loan Document.

       "Offered Rate" means the rate per annum quoted to the Company by the Bank for the applicable Interest Period, such Offered Rate being subject at all times to the provisions of Section 1.3(c) hereof.

       "Offered Rate Loan" means a Loan bearing interest prior to maturity at the rate specified in Section 1.3(c) hereof.

       "Original Dollar Amount" means the amount of any Obligation denominated in U.S. Dollars and, in relation to any Loan denominated in an Alternative Currency, the U.S. Dollar Equivalent of such Loan on the day it is advanced or continued for an Interest Period.

       "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

       "Person" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

       "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group, (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, or (iii) under which a member of the Controlled Group has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed a contributing sponsor under
Section 4064 of ERISA.

       "Pound Sterling" means the lawful currency in the United Kingdom.

       "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

       "Reimbursement Obligation" is defined in Section 1.2(c) hereof.

       "Revolving Credit" is defined in the introductory paragraph of this Agreement.

       "Revolving Credit Commitment" means (a) $50,000,000 during the period from the date hereof through and including December 30, 1994, (b) $30,000,000 during the period from December 31, 1994 through and including April 29, 1996, and (c) $25,000,000 during the period from April 30, 1996 and at all times thereafter through and including the Termination Date.

       "Software Costs" means the assets of the Company identified as Software Costs on the consolidated balance sheet of the Company dated as at December 31, 1991, which balance sheet has heretofore been furnished to the Bank.

       "Standby Letter of Credit" means a Letter of Credit that is not a Commercial Letter of Credit.

       "Subsidiary" means any corporation or other Person more than 50% of the outstanding ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by the Company, by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries. "Domestic Subsidiary" means any Subsidiary organized under the laws of any state of the United States of America all or substantially all of whose assets are located in and substantially all of whose revenues are derived from operations in the United States of America. "Consolidated Subsidiary" means those Subsidiaries whose accounts are or should be consolidated with those of the Company under GAAP. "Material Subsidiary" means, as the time of determination, any Subsidiary having total assets of $5,000,000 or more.

       "Termination Date" means April 30, 1997, or such later date to which the same may be extended pursuant to Section 2.2 hereof, or such earlier date on which the Revolving Credit Commitment is terminated in whole pursuant to Section 1.12, 9.2 or 9.3 hereof.

       "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

       "U.S. Dollar Equivalent" means the amount of U.S. Dollars which would be realized by converting an Alternative Currency into U.S. Dollars in the spot market at the exchange rate quoted by the Bank, at approximately 11:00 a.m. (London time) two Business Days prior to the date on which a computation thereof is required to be made, to major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for such Alternative Currency.

       "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

       "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

       "Wholly-owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Company and/or one or more Wholly-owned Subsidiaries within the meaning of this definition.

       Section 4.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

Section 5.  Representations and Warranties.

       The Company represents and warrants to the Bank as follows:

       Section 5.1. Organization and Qualification. The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, has full and adequate corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to so qualify would not have a material adverse effect upon the Company or its business. The Company has full right and authority to enter into this Agreement, to make the borrowings herein provided for, to issue its Note in evidence thereof, to execute and deliver the Applications, to guarantee the Obligations of each Borrowing Subsidiary, and to perform all of its obligations hereunder and under the other Loan Documents; and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Company of any of the matters and things herein or therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Company or any charter or by-law provision of the Company or any covenant, indenture or agreement of or affecting the Company or any of its Properties, or result in the creation or imposition of any Lien on any Property of the Company.

       Section 5.2. Subsidiaries. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to so qualify would not have a material adverse effect upon such Subsidiary or its business. Schedule 5.2 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 5.2 as owned by the Company or a Subsidiary are owned, beneficially and of record, by the Company or such Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

       Section 5.3. Margin Stock. Neither the Company nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or Letter of Credit will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

       Section 5.4. Financial Reports. The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1993 and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Grant Thornton, independent public accountants, heretofore furnished to the Bank, fairly present the consolidated financial condition of the Company and its Subsidiaries as at said date and the consolidated results of their operations and cash flows for the period then ended in conformity with GAAP applied on a consistent basis. Neither the Company nor any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof. Since December 31, 1993, there has been no material adverse change in the condition (financial or otherwise) or business prospects of the Company or any Subsidiary nor any change to the Company or any Subsidiary except those occurring in the ordinary course of business.

       Section 5.5. Litigation and Other Controversies. Except as disclosed to the Bank in writing on or prior to the date hereof, there is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Company threatened, against the Company or any Subsidiary which if adversely determined would result in any material adverse change in the financial condition, Properties, business or operations of the Company or any Subsidiary.

       Section 5.6. Taxes. The United States federal income tax returns of the Company and its Subsidiaries for the taxable year ended December 31, 1992, and for all taxable years ended prior to said date, have been filed, and any taxes due under such returns and any additional assessments in connection with any of such years have been paid all within the times and in the manner provided by law. There are no objections to or controversies or assessments due in respect of the tax returns of the Company and its Subsidiaries pending, nor to the knowledge of the Company is any such objection, controversy or assessment threatened.

       Section 5.7. Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Company or any other Person, is or will be necessary to the valid execution, delivery or performance by the Company of this Agreement or any other Loan Document.

       Section 5.8.  Investment Company; Public Utility Holding
Company. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       Section 5.9. ERISA. The Company and its Subsidiaries are in compliance in all material respects with ERISA to the extent applicable to them and have received no notice to the contrary from the PBGC or any other governmental entity or agency. As of December 31, 1993, the net liability of the Company and its Subsidiaries to the PBGC in respect of Unfunded Vested Liabilities would not have been in excess $0 if all employee pension benefit plans maintained by the Company and its Subsidiaries had been terminated as of such date. No condition exists nor has any event or transaction occurred with respect to any Plan which could reasonably be expected to result in the incurrence by the Company or any Subsidiary of any material liability, fine or penalty under ERISA or in connection with any Plan. Neither the Company nor any Subsidiary has any contingent liability for any post-retirement benefits under a Welfare Plan, other than liability for continuation of coverage described in
Part 6 of Title I of ERISA.

       Section 5.10.  Compliance with Laws; Environmental Laws.  The
Company and its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to the Properties or business operations of the Company or any Subsidiary (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary. Neither the Company nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary.

       Section 5.11.  Other Agreements.  Neither the Company nor any
Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Company, any Subsidiary or any of their Properties, which default if uncured would have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary.

Section 6.  Representations and Warranties of Borrowing Subsidiaries.

       Each Borrowing Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted to the Bank that:

       Section 6.1. Corporate Existence. It is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is a Subsidiary of the Company.

       Section 6.2.  Corporate and Governmental Authorization;
Contravention. The execution, delivery and performance by it of this Agreement, its Election to Participate, its Note and the other Loan Documents executed by it are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its charter of by-laws or of any agreement or instrument to which it is a party or is subject, or by which it, or its Property, is bound, or of any judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien on any of its assets or any asset of the Company or any of its Subsidiaries.

       Section 6.3. Binding Effect. This Agreement constitutes a valid and binding obligation of such Borrowing Subsidiary and the Note and the other Loan Documents executed by it, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Borrowing Subsidiary.

Section 7.  Conditions Precedent.

       The obligation of the Bank to advance, continue or convert any Loan (other than the continuation of, or conversion into, a Domestic Rate Loan) or to issue any Letter of Credit under this Agreement shall be subject to the following conditions precedent:

       Section 7.1. As of the time of the making of each Loan or the issuing of each Letter of Credit (including the initial advance) hereunder:

            (a) each of the representations and warranties set forth in Sections 5 and 6 hereof and in each of the other Loan Documents shall be true and correct as of such time, except to the extent that any such representation or warranty relates solely to an earlier time; and

            (b) no Default or Event of Default shall have occurred and be continuing hereunder.

A Borrower's request for any Loan or Letter of Credit shall constitute its warranty as to the foregoing effects. In addition, in the case of the issuance of any Letter of Credit, the Bank shall have received a properly completed Application therefor together with the fees called for hereby.

       Section 7.2. At or prior to the making of the initial Loan or the issuance of the initial Letter of Credit hereunder, the following conditions precedent shall also have been satisfied:

            (a) the Bank shall have received the following (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Bank:

                  (i)  the Note of the Company;

                  (ii) copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement and the other Loan Documents to the extent the Bank or its counsel may reasonably request; and

                  (iii) an incumbency certificate containing the name, title and genuine signatures of each of the Company's Authorized Representatives .

            (b) the Bank shall have received such valuations and certifications as it may require in order to satisfy itself as to the financial condition of the Company and its Subsidiaries and the lack of material contingent liabilities of the Company and its Subsidiaries;

            (c) legal matters incident to the execution and delivery of this Agreement and the other Loan Documents and to the transactions contemplated hereby shall be satisfactory to the Bank and its counsel; and the Bank shall have received the favorable written opinion of counsel for the Company in the form attached hereto as Exhibit D and otherwise satisfactory to the Bank and its counsel; and

            (d) the Bank shall have received a good standing certificate for the Company (dated as of the date no earlier than thirty (30) days prior to the date hereof) from the office of the secretary of state of the state of its incorporation and each state in which it is qualified to do business as a foreign corporation.

       Section 7.3. At or prior to the making of the initial Loan or the issuance of the initial Letter of Credit hereunder for a Borrowing Subsidiary, the following conditions precedent shall also have been satisfied as to such Borrowing Subsidiary:

            (a) the Bank shall have received the following (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Bank:

                  (i) the Note and Election to Participate of such Borrowing
            Subsidiary;

                  (ii) copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement, through the Election to Participate, and the other Loan Documents to be executed by it to the extent of the Bank or its counsel may reasonably request; and

                  (iii) an incumbency certificate containing the name, title and genuine signatures of each authorized representative of such Borrowing Subsidiary.

            (b) legal matters incident to the execution and delivery of this Agreement, through the Election to Participate, and the other Loan Documents and to the transactions contemplated hereby shall be satisfactory to the Bank and its counsel; and the Bank shall have received the favorable written opinion of counsel for the Company and such Borrowing Subsidiary substantially in the forms attached hereto as Exhibits D and E or such other form acceptable to the Bank and its counsel, and covering such additional matters as the Bank may reasonably request; and

            (c) the Bank shall have received a good standing certificate (or similar document) for such Borrowing Subsidiary certified by the Office of the Secretary of the State of its incorporation and each state in which it is qualified to do business as a foreign corporation or, in the event the Borrowing Subsidiary is organized under the laws other than the United States of America, by the appropriate governmental officer in the jurisdiction of such Borrowing Subsidiary's incorporation.

       Section 7.4. Upon execution of this Agreement by the Company and the Bank, the commitment of the Bank under that certain Credit Agreement dated as of December 22, 1992 by and between the Company and Harris Trust and Savings Bank shall terminate, and any loans or letters of credit issued and outstanding thereunder shall continue to remain outstanding as Loans and Letters of Credit outstanding under this Agreement.

Section 8.  Covenants.

       The Company agrees that, so long as any Note or any L/C Obligation is outstanding or any credit is available to or in use by any Borrower hereunder, except to the extent compliance in any case or cases is waived in writing by the
Bank:

       Section 8.1. Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to, preserve and maintain its corporate existence. The Company will preserve and keep in force and effect, and cause each Subsidiary to preserve and keep in force and effect, all licenses, permits and franchises necessary to the proper conduct of its business.

       Section 8.2. Maintenance of Properties. The Company will maintain, preserve and keep its Properties in good repair, working order and condition (ordinary wear and tear excepted) and will from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and will cause each Subsidiary to do so in respect of Property owned or used by it.

       Section 8.3. Taxes and Assessments. The Company will duly pay and discharge, and will cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

       Section 8.4. Insurance. The Company will insure and keep insured, and will cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Company will insure, and cause each Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Company will upon request of the Bank furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

       Section 8.5. Financial Reports. The Company will, and will cause each Domestic Subsidiary to, maintain a standard system of accounting in accordance with GAAP and the Company will, and will cause each Subsidiary to, furnish to the Bank and its duly authorized representatives such information respecting the business and financial condition of the Company and its Subsidiaries as the Bank may reasonably request; and without any request, will furnish to the Bank:

            (a) as soon as available, and in any event within forty-five (45) days (sixty (60) days in the case of the last quarter-annual accounting period of the Company) after the close of each quarter-annual accounting period of the Company, a copy of the consolidated balance sheet as of the last day of such period and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period, all in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Company in accordance with GAAP and certified to by the chief financial officer of the Company;

            (b) as soon as available, and in any event within ninety (90) days after the close of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period, and accompanying notes thereto, all in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Grant Thornton or another firm of independent public accountants of recognized national standing, selected by the Company and satisfactory to the Bank, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

            (c) within the period provided in clause (b) above, a certificate of the Company's independent public accountants stating that they have reviewed this Agreement and stating further whether in conducting their audit such accountants became aware of any Default or Event of Default under any of the provisions of this Agreement insofar as such provisions pertain to or involve accounting matters or the financial covenants herein, and if any such condition or event then exists or existed and came to their attention in making their audit, specifying the nature and period of existence thereof; and

            (d) promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by the Company to its stockholders, and copies of each regular, periodic or special report, registration statement or prospectus filed by the Company with any securities exchange or the Securities Exchange Commission or any successor agency; and

            (e) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Company, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against the Company or any Subsidiary which, if adversely determined, would adversely effect the financial condition, Properties, business or operations of the Company or any Subsidiary or of the occurrence of any Default or Event of Default hereunder.

Each of the financial statements furnished to the Bank pursuant to clauses (b) and (c) of this Section shall be accompanied by a written certificate in the form attached hereto as Schedule 8.5 signed by the chief financial officer of the Company to the effect that to the best of the chief financial officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 8.6, 8.7, 8.8 and 8.9 of this Agreement.

       Section 8.6. Consolidated Tangible Net Worth. The Company will, as of the last day of each quarter-annual accounting period of the Company ending during the periods specified below, maintain Consolidated Tangible Net Worth of not less than:

                                                   Consolidated Tangible
From and                     To and                      Net Worth
Including                  Including               Shall not Be less than:
The date hereof            12/30/94                      $210,000,000
12/31/94                   12/30/95                      $225,000,000
12/31/95                   12/30/96                      $240,000,000
12/31/96                   And at all times              $255,000,000
                           thereafter

; provided that the minimum required amount of Consolidated Tangible Net Worth set forth above shall be increased by 100% of the net proceeds received by the Company from any offering of equity securities of the Company received at any time after December 31, 1993 (other than proceeds received from the exercise of stock options to purchase shares of the Company's common stock existing as of the date of this Agreement).

       Section 8.7. Leverage Ratio. The Company will, as of the last day of each quarter-annual accounting period of the Company, maintain a ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth of not more than .65 to 1.0.

       Section 8.8. Current Ratio. The Company will, as of the last day of each quarter-annual accounting period of the Company, maintain a Consolidated Current Ratio of not less than 2.0 to 1.0.

       Section 8.9. Cash Flow Coverage Ratio. The Company will, as of the last day of each quarter-annual accounting period of the Company ending during the periods specified below, maintain the ratio of Consolidated Cash Flow for the four fiscal quarters of the Company then ended to Consolidated Fixed Charges for the same four fiscal quarters then ended (the "Cash Flow Coverage Ratio") of not less than the amounts specified below:

                                                        Cash Flow Coverage
From and                  To and                         Ratio shall not
Including                Including                        be less than:
The date hereof          12/30/94                       .70 to 1.0
12/31/94                 12/30/95                       .80 to 1.0
12/31/95                 And at all times thereafter    .90 to 1.0

       Section 8.10. Indebtedness for Borrowed Money. The Company shall not, nor shall it permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; provided, however, that the foregoing provisions shall not restrict nor operate to prevent:

            (a) the Obligations of the Company owing to the Bank and other indebtedness and obligations of the Company or any Subsidiary from time to time owing to the Bank;

            (b) purchase money indebtedness secured by Liens permitted by
     Section 8.11(e) hereof in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

            (c) Capitalized Lease Obligations to the extent permitted by Section
     8.13 hereof; and

            (d) indebtedness owing by Information Resources Japan Ltd. on a revolving line of credit in an aggregate amount not to exceed JPY 600,000,000 at any one time outstanding.

       Section 8.11. Liens. The Company will not, nor will it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by the Company or any Subsidiary; provided, however, that this Section shall not apply to nor operate to prevent:

            (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Company or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

            (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

            (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Company and its Subsidiaries secured by a pledge of assets permitted under this clause, including interest and penalties thereon, if any, shall not be in excess of $500,000 at any one time outstanding; and

            (d) liens, mortgages and security interests existing as of December 22, 1992 and disclosed in the financial statements referred to in Section
     5.4 hereof; and

            (e) mortgages, security interests or other liens (and any extensions and renewals thereof) securing indebtedness permitted by Section 8.10(b) hereof placed upon property (not extending to any other property) hereafter acquired by the Company or any Subsidiary to secure the purchase price of such property, or indebtedness incurred to pay the purchase price thereof, provided the amount secured by any given property does not exceed 100% of the cost thereof at the time of its acquisition.

       Section 8.12.  Investments, Acquisitions, Loans, Advances and
Guaranties. The Company will not, nor will it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and other similar cash advances made to employees in the ordinary course of business) to, any other Person, or enter into any partnership or joint venture with any other Person, or acquire all or any substantial part of the assets or business of any other Person, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing provisions shall not apply to nor operate to prevent:

            (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

            (b) investments in commercial paper rated at least P-1 by Moody's Investors Services, Inc. and at least A-1 by Standard & Poor's Corporation maturing within 270 days of the date of issuance thereof;

            (c) investments in direct obligations of a state of the United States of America, or a municipality thereof, given the highest rating by both Moody's Investors Services, Inc. and Standard & Poor's Corporation and maturing not more than 2 years from the date of acquisition thereof;

            (d) investments in certificates of deposit issued by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

            (e) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

            (f) investment in and loans and advances to Subsidiaries existing as of the date hereof and the other existing investments in and loans and advances to Persons disclosed on Schedule 5.2 attached hereto and made a part hereof;

            (g) the guarantee by the Company of the obligations of its Subsidiary, Information Resources Japan Ltd., to the extent such obligations are permitted under Section 8.10(d) hereof, provided that the obligation of the Company on such guarantee shall not at any one time exceed JPY 600,000,000; and

            (h) cash investments, loans, advances, acquisitions and guarantees in addition to those otherwise permitted by this Section if, after giving effect thereto, the aggregate amount of cash investments, loans, advances, acquisitions and guarantees by the Company and its Subsidiaries permitted solely by reason of this subsection (g) does not at any time exceed $65,000,000, inclusive of investments of the Company in European joint ventures existing as of ___________, 1994 which aggregate $__________.

In determining the amount of investments, acquisitions, loans, advances and guarantees permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid and guarantees shall be taken at the amount of obligations guaranteed thereby. There shall be excluded from loans and advances for purposes of this Section any amounts shown on the Company's books and records as so-called "royalty receivables" from Subsidiaries so long as such receivables do not arise in connection with cash investments or cash advances by the Company to any such Subsidiary.

       Section 8.13. Leases. The Company will not, nor will it permit any Subsidiary to, enter into any operating lease or Capital Lease at any time if, after giving effect thereto, the aggregate amount of rentals and other consideration payable by the Company and its

Subsidiaries under all such leases or arrangements (which shall include the current portion of any Capitalized Lease Obligation) would exceed $35,000,000 during any fiscal year of the Company.

       Section 8.14. Sales and Leasebacks. The Company will not, nor will it permit any Subsidiary to, enter into any arrangement with any bank, insurance company or any other lender or investor providing for the leasing by the Company or any Subsidiary of any Property theretofore owned by it and which has been or is to be sold or transferred by such owner to such lender or investor.

       Section 8.15. Restricted Payments. The Company will not directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock (herein, "Restricted Payments"), provided that the Company may make Restricted Payments up to $5,000,000 in the aggregate during the term of this Agreement (as the same may be extended) so long as no Default or Event of Default exists at the time of any such Restricted Payment or would occur after giving effect to any such Restricted Payment.

       Section 8.16. Mergers, Consolidations and Sales. The Company will not, nor will it permit any Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any substantial part of its Property (except for sales of inventory in the ordinary course of business), or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that the foregoing provisions shall not apply to nor operate to prevent:

            (a) any Subsidiary from merging into the Company or any Wholly-owned Domestic Subsidiary if the Company or such Domestic Subsidiary is the surviving corporation;.

            (b) any Subsidiary from selling, transferring or leasing all or any part of its assets and properties to the Company or any Wholly-owned Domestic Subsidiary; and

            (c) leases of store equipment by the Company and leases or licenses by the Company of converters, software, computer hardware and other technology, in each case in the ordinary course of business.

The term "substantial" as used in this Section shall mean the sale, lease or other disposition in any fiscal year of five percent (5%) or more of such property and assets and for purposes hereof the sale, lease or other disposition by any Subsidiary of assets shall be deemed to have been made by the Company.

       Section 8.17. Maintenance of Material Subsidiaries. The Company will not assign, sell or transfer, or permit any Subsidiary to issue, assign, sell or transfer, any shares of capital stock of a Material Subsidiary; provided, however, that the foregoing provisions shall not apply to nor operate to prevent the issuance, sale and transfer to any person of any shares of capital stock of a Material Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Material Subsidiary.

       Section 8.18. ERISA. The Company will, and will cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its Properties. The Company will, and will cause each Subsidiary to, promptly notify the Bank of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan,
(ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Company or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

       Section 8.19. Compliance with Laws. The Company will, and will cause each Subsidiary to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to the Properties or business operations of the Company or any Subsidiary, non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary or could result in a Lien upon any of their Property.

       Section 8.20. Outstanding Receivables. If, as of the last day of any fiscal quarter for the Company, the sum of the aggregate Original Dollar Amount of all Loans and of L/C Obligations then outstanding shall exceed 66% of the aggregate principal amount of trade account receivables of the Company and its Consolidated Subsidiaries as of such date (net of any reserves maintained by the Company and its Consolidated Subsidiaries as required by GAAP) as reflected on the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of such date, the Borrowers shall pay as a prepayment of the Loans and, if necessary, as a prefunding of Letters of Credit, an amount equal to such excess. Unless the Company otherwise directs, prepayments of principal under this Section 8.20 shall be applied first to Domestic Rate Loans until payment in full thereof with any balance applied to the Fixed Rate Loans in the order in which their Interest Periods expire.

       Section 8.21. Consolidated Net Income. The Company will, as of the last day of each fiscal quarter of the Company, report, as shown on the financial statements delivered to the Bank pursuant to Section 8.5(a) hereof, Consolidated Net Income for such fiscal quarter then ended (taken as a single accounting period) of not less than (i) $0 for the fiscal quarter ending June 30, 1994 and (ii) $1,000,000 as of the last day of each fiscal quarter ending on and after September 30, 1994.

       Section 8.22.  Guaranty Reserve Against Commitment Availability.
As soon as available, and in any event within five (5) business days after the last day of each calendar quarter, the Company shall execute and deliver to the Bank a written certificate in form and substance satisfactory to the Bank showing, among other things, (a) the aggregate principal liability of Information Resources Japan Ltd. outstanding under its revolving line of credit permitted by Section 8.10(d) hereof (such liability to be stated in Japanese
Yen), (b) the aggregate principal liability of the Company on its guaranty described in Section 8.12(g) hereof of such liabilities described in subsection
(a) above (such liability to be stated in

Japanese Yen), and (c) the U.S. dollar equivalent of the liability of the Company on its guaranty described in Section 8.12(g) hereof of such liabilities described in subsection (a) above (for purposes of this determination, Company shall show the U.S. dollar equivalent of such liability by reference to the spot market exchange rate for Japanese Yen as of the close of business on such day). From and after the date of the Bank's receipt of such certificate, there shall be established a reserve against the available amount under the Revolving Credit Commitment hereunder an amount equal to the U.S. dollar equivalent of the guaranty liability as determined in accordance with subsection (c) above, such that the sum of the aggregate Original Dollar Amount of Loans and of LC Obligations at any time outstanding during such period to all Borrowers plus the U.S. dollar equivalent of the guaranty liability as determined in accordance with subsection (c) above shall not at any time exceed the Revolving Credit Commitment in effect at such time. In the event at the sum of the aggregate Original Dollar Amount of Loans and of LC Obligations at any time outstanding during such period to all Borrowers plus the aggregate U.S. dollar equivalent of the guaranty liability as determined in accordance with subsection (c) above shall ever exceed the Revolving Credit Commitment in effect at such time, the Borrowers shall immediately without notice or demand pay over the amount of the excess to the Bank as and for a mandatory prepayment of the Loans and, if necessary, as a prefunding of Letters of Credit. Unless the Company otherwise directs, prepayments of principal under this Section 8.22 shall be applied first to Domestic Rate Loans until payment in full thereof with any balance applied to the Fixed Rate Loans in the order in which their Interest Periods expire. The reserve established against the Revolving Credit Commitment pursuant to this
Section 8.22 shall be recomputed upon the Bank's receipt of each written certificate delivered pursuant to the first sentence hereof and such reserve shall continue in effect until the effectiveness of the next redetermination thereof. Any determination by the Bank of the reserve against the Revolving Credit Commitment hereunder shall be conclusive and binding upon the Borrowers provided that it has been made reasonably and in good faith.

Section 9.  Events of Default and Remedies.

       Section 9.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

            (a) default for the period of five (5) days in the payment when due of all or any part of the principal of or interest on any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation, fee or other amount payable by any Borrower hereunder or under any other Loan Document; or

            (b) default in the observance or performance of any covenant set forth in Sections 8.5(e), 8.6, 8.7, 8.8, 8.9, 8.10, 8.14, 8.15, 8.16,
       8.17 or 8.21 hereof; or

            (c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within twenty
       (20) days after written notice thereof to the Company by the Bank; or

            (d) any representation or warranty made by the Company or any other Borrower herein or in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any Loan made or Letter of Credit issued hereunder, proves untrue in any material respect as of the date of the issuance or making thereof, and any such breach which is capable of being cured shall not be remedied within twenty (20) days after the date of the issuance or making thereof; or

            (e) default shall occur under any evidence of Indebtedness for Borrowed Money aggregating more than $500,000 issued, assumed or guaranteed by the Company or any Subsidiary or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated) or any such Indebtedness for Borrowed Money shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

            (f) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $500,000 shall be entered or filed against the Company or any of its Subsidiaries or against any of their Property and which remains unvacated, unbonded, unstayed or unsatisfied for a period of thirty (30) days; or

            (g) the Company or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess $500,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $500,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Company or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within sixty (60) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

            (h) more than 51% of the capital stock of the Company which is entitled to vote for the election of directors is held, either legally or beneficially, by any Person or group of Persons acting in concert with respect to the business affairs of the Company (the fact that particular Persons are directors, officers or employees of the Company shall not be deemed indicative of the fact that they are acting in concert); or

            (i) any event of default (as defined in the Headquarters Complex Lease) occurs under the Headquarters Complex Lease and the lessor exercises or serves notice of its intention to exercise, any of its remedies under the Headquarters Complex Lease; or

            (j) any Borrower, or any Person acting on behalf of a Borrower, or any governmental authority challenges the validity of any Loan Document or a Borrower's obligations thereunder, or any Loan Document ceases to be in full force and effect; or

            (k) the Company or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, or any other comparable bankruptcy or insolvency law applicable to it, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, or any other comparable bankruptcy or insolvency law applicable to it, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 9.1(l) hereof; or

            (l) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Subsidiaries or any substantial part of any of their Property, or a proceeding described in Section 9.1(k)(v) shall be instituted against the Company or any of its Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) days.

       Section 9.2. Non-Bankruptcy Defaults. When any Event of Default described in subsections (a) through (j), both inclusive, of Section 9.1 has occurred and is continuing, the Bank or any holder of the Notes may, by notice to the Borrowers, take either or both of the following actions:

            (a) terminate the obligation of the Bank to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice; and

            (b) declare the principal of and the accrued interest on the Notes to be forthwith due and payable and thereupon the Notes, including both principal and interest and all fees, charges and other amounts payable hereunder, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind.

       Section 9.3. Bankruptcy Defaults. When any Event of Default described in subsection (k) or (l) of Section 9.1 has occurred and is continuing, then the Notes, including both principal and interest, and all fees, charges and other amounts payable hereunder, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Bank to extend further credit pursuant to any of the terms hereof shall immediately terminate.

       Section 9.4.  Collateral for Undrawn Letters of Credit.  When any
Event of Default, other than an Event of Default described in subsection (k) or
(l) of Section 9.1, has occurred and is continuing, the relevant Borrower shall, upon demand of the Bank, and when any Event of Default described in subsection
(k) or (l) of Section 9.1 has occurred the relevant Borrower shall, without notice or demand from the Bank, immediately pay to the Bank the full amount of each Letter of Credit issued to or for its account, the Borrowers each agreeing to immediately make each such payment and acknowledging and agreeing the Bank would not have an adequate remedy at law for failure of the relevant Borrower to honor any such demand and that the Bank shall have the right to require the relevant Borrower to specifically perform such undertaking whether or not any draws had been made under any such Letters of Credit.

Section 10.  Change in Circumstances.

       Section 10.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for the Bank to make or continue to maintain any Fixed Rate Loans or to perform its obligations as contemplated hereby, the Bank shall promptly give notice thereof to the Borrowers and the Bank's obligations to make or maintain such Fixed Rate Loans under this Agreement shall terminate until it is no longer unlawful for the Bank to make or maintain such Fixed Rate Loans. The relevant Borrower shall prepay on demand the outstanding principal amount of any such affected Fixed Rate Loans, together with all interest accrued thereon and all other amounts then due and payable to the Bank under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, such Borrower may then elect to borrow the principal amount of the affected Fixed Rate Loans from the Bank by means of another type of Loan available under this Agreement.

       Section 10.2.  Unavailability of Deposits or Inability to
Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Eurocurrency Loan:

            (a) the Bank determines that deposits in U.S. Dollars or the applicable Alternative Currency (in the applicable amounts) are not being offered to it in the eurocurrency interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurocurrency market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

            (b) the Bank determines that (i) LIBOR will not adequately and fairly reflect the cost to the Bank of funding its Eurocurrency Loan for such Interest Period or

       (ii) the making or funding of the Eurocurrency Loan in the relevant currency has become impracticable,

then the Bank shall forthwith give notice thereof to the Borrowers, whereupon until the Bank notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations of the Bank to make Eurocurrency Loans in the currency so affected shall be suspended.

       Section 10.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

            (i) shall subject the Bank (or its lending office) to any tax, duty or other charge with respect to its Eurocurrency Loans, its Notes, its Letter(s) of Credit, any Reimbursement Obligations owed to it or its obligation to make Eurocurrency Loans or issue a Letter of Credit, or shall change the basis of taxation of payments to the Bank (or its lending office) of the principal of or interest on its Eurocurrency Loans, Letter(s) of Credit or any other amounts due under this Agreement or the other Loan Documents in respect of its Eurocurrency Loans, Letter(s) of Credit, any Reimbursement Obligations owed to it, or its obligation to make Eurocurrency Loans or issue a Letter of Credit (except for changes in the rate of tax on the overall net income of the Bank or its lending office imposed by the jurisdiction in which the Bank's principal executive office or lending office is located); or

            (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurocurrency Loans any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, the Bank (or its lending office) or shall impose on the Bank (or its lending office) or on the interbank market any other condition affecting its Eurocurrency Loans, its Notes, its Letter(s) of Credit, any Reimbursement Obligation owed to it, or its obligation to make Eurocurrency Loans or to issue a Letter of Credit;

and the result of any of the foregoing is to increase the cost to the Bank (or its lending office) of making or maintaining any Eurocurrency Loan, issuing or maintaining a Letter of Credit, or to reduce the amount of any sum received or receivable by the Bank (or its lending office) under this Agreement or under the other Loan Documents with respect thereto, by an amount deemed by the Bank to be material, then, within fifteen (15) days after demand by the Bank, the relevant Borrower shall be obligated to pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction.

       (b) If, after the date hereof, the Bank shall have determined in good faith that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within fifteen (15) days after demand by the Bank, the Borrowers shall jointly and severally pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction.

       (c) A certificate of the Bank claiming compensation under this Section
10.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

       Section 10.4. Lending Offices. The Bank may, at its option, elect to make its Loans hereunder at such of its branches, offices or affiliates as it may from time to time elect.

       Section 10.5. Discretion of Bank as to Manner of Funding.
Notwithstanding any other provision of this Agreement, the Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if the Bank had actually funded and maintained each Fixed Rate Loan through the purchase of deposits of U.S. Dollars or the applicable Alternative Currency in the relevant interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR or the Offered Rate, as the case may be, for such Interest Period.

Section 11.  The Guarantee.

       Section 11.1. The Guarantee. To induce the Bank to provide the several credits described herein and in consideration of benefits expected to accrue to the Company by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company hereby unconditionally and irrevocably guarantees to the Bank, the due and punctual payment of all present and future indebtedness of each Borrowing Subsidiary evidenced by or arising out of the Loan Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Note of such Borrowing Subsidiary and the due and punctual payment of all other Obligations now or hereafter owed by each Borrowing Subsidiary under the Loan Documents, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by a Borrowing Subsidiary punctually to pay any indebtedness guaranteed hereby, the Company hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Borrowing Subsidiary.

       Section 11.2.  Guarantee Unconditional.  The obligations of the
Company as a guarantor under this Section 11 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

            (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrowing Subsidiary or of any other guarantor under this Agreement or under any other Loan Document or by operation of law or otherwise;

            (b) any modification or amendment of or supplement to this Agreement or any other Loan Document;

            (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, any Borrowing Subsidiary, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Borrowing Subsidiary or of any other guarantor contained in any Loan Document;

            (d) the existence of any claim, set-off or other rights which the Company may have at any time against the Bank or any other Person, whether or not arising in connection herewith or with any other Loan Document;

            (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Borrowing Subsidiary or any other guarantor or any collateral;

            (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of any Borrowing Subsidiary, regardless of what obligations of such Borrowing Subsidiary remain unpaid;

            (g) any invalidity or unenforceability relating to or against any Borrowing Subsidiary or any other guarantor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by a Borrowing Subsidiary of the principal of or interest on any Note or any other amount payable by it under the Loan Documents; or

            (h) any other act or omission to act or delay of any kind by the Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Company under this Section 11.

       Section 11.3. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The Company's obligations under this Section 11 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other amounts payable by each Borrowing Subsidiary under this Agreement and all other Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by a Borrowing Subsidiary under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrowing Subsidiary or of a guarantor, or otherwise, the Company's obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

       Section 11.4. Subrogation and Contribution. The Company hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against any Borrowing Subsidiary or any other guarantor or any other Person that arise from the existence, payment, performance or enforcement of the Company's obligations under this Section 11 or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Bank against such Borrowing Subsidiary or any other guarantor or any other Person whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such Borrowing Subsidiary or any other guarantor or any other Person directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.

       Section 11.5. Waivers. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Bank or any other Person against any Borrowing Subsidiary, another guarantor or any other Person.

       Section 11.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by a Borrowing Subsidiary under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of such Borrowing Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable by the Company hereunder forthwith on demand by the Bank.

Section 12.  Miscellaneous.

       Section 12.1. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

       Section 12.2. No Waiver, Cumulative Remedies. No delay or failure on the part of the Bank or on the part of the holder of the Obligations in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Bank and of the holder of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

       Section 12.3. Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and the Bank; provided, however, that no amendment or waiver shall, unless signed by a Borrowing Subsidiary, (w) subject such Borrowing Subsidiary to any additional obligation, (x) increase the principal of or rate of interest on any outstanding Loan or Reimbursement Obligation of such Borrowing Subsidiary, (y) accelerate the stated maturity of any outstanding Loan or Reimbursement Obligation of such Borrowing Subsidiary or (z) change this Section 12.3. No notice to or demand on the Company or any other Borrower in any case shall entitle the Company or such other Borrower to any other or further notice or demand in similar or other circumstances.

       Section 12.4. Costs and Expenses. The Company agrees to pay on demand the costs and expenses of the Bank in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Loan Documents and the other instruments and documents to be delivered hereunder or thereunder, and in connection with the transactions contemplated hereby or thereby, and in connection with any consents hereunder or waivers or amendments hereto or thereto, including the fees and expenses of Messrs. Chapman and Cutler, counsel for the Bank, with respect to all of the foregoing (whether or not the transactions contemplated hereby are consummated). The Borrowers agree to jointly and severally pay to the Bank or any other holder of the Obligations all costs and expenses (including court costs and attorneys' fees), if any, incurred or paid by the Bank or any other holder of the Obligations in connection with any Default or Event of Default or in connection with the enforcement of this Agreement or any of the other Loan Documents or any other instrument or document delivered hereunder or thereunder. The Borrowers further agree to jointly and severally indemnify the Bank, and any security trustee, and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrowers, upon demand by the Bank at any time, shall jointly and severally reimburse the Bank for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Borrowers under this Section shall survive the termination of this Agreement.

       Section 12.5.  Currency.  Each reference in this Agreement to
U.S. Dollars or to an Alternative Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of a Borrower in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Bank may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which it receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the relevant Borrower shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the relevant Borrower not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

       Section 12.6. Currency Equivalence. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from a Borrower hereunder or under the Notes in the currency expressed to be payable herein or under the Notes or any other Loan Documents (the "specified currency") into another currency, the parties agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the Bank could purchase the specified currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of a Borrower in respect of any such sum due to the Bank hereunder or under any Note or other Loan Document shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that, on the Business Day following receipt, the Bank may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to the Bank in the specified currency, the relevant Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Bank against such loss.

       Section 12.7. Documentary Taxes. The Borrowers jointly and severally agree to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

       Section 12.8. Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

       Section 12.9. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Bank of amounts sufficient to protect the yield of the Bank with respect to the Loans and Letters of Credit, including, but not limited to, Sections 10.3, 12.5 and 12.6 hereof, shall survive the termination of this Agreement and the payment of the Obligations.

       Section 12.10. Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including cable or telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the other given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder shall be addressed:

               to the Company at:

               Information Resources, Inc.
               150 North Clinton Street
               Chicago, Illinois  60606
               Attention: Chief Financial Officer
               Telephone: (312) 726-1221
               Telecopy:  (312) 726-0360

               to the Bank at:

               Harris Trust and Savings Bank
               P.O. Box 755
               111 West Monroe Street
               Chicago, Illinois  60690
               Attention: Division E, Mr. Richard H. Robb
               Telephone: (312) 461-3539
               Telecopy:  (312) 461-2591

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 1 or Section 2 hereof shall be effective only upon receipt.

       Section 12.11.  Submission to Jurisdiction; Waiver of Jury
Trial. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH OF THE BORROWERS AND THE BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

       Section 12.12. Headings. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

       Section 12.13. Severability of Provisions. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

       Section 12.14. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

       Section 12.15. Binding Nature, Governing Law, Etc. This Agreement shall be binding upon the Borrowers and their successors and assigns, and shall inure to the benefit of the Bank and the benefit of its successors and assigns, including any subsequent holder of the Obligations. This Agreement and the rights and duties of the parties hereto shall be governed by, and construed in accordance with, the internal laws of the State of Illinois without regard to principles of conflicts of laws. This Agreement and the other Loan Documents constitute the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. No Borrower may assign any of its rights or obligations hereunder without the written consent of the Bank.

       Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall constitute a contract between us for the uses and purposes hereinabove set forth.


       Dated as of this day of May 13, 1994



                                    Information Resources, Inc.



                                    By   /s/  Thomas M. Walker
                                       -------------------------------
                                       Its  Chief Financial Officer
                                           ---------------------------



       Accepted and agreed to at Chicago, Illinois as of the day and year last above written.


                                    Harris Trust and Savings Bank



                                    By
                                       -------------------------------
                                       Its Vice President

                                     NOTE


                                                                  May 13, 1994

       For Value Received, the undersigned, [Insert Name of Borrower], a Delaware corporation (the "Borrower"), promises to pay to the order of Harris Trust and Savings Bank (the "Bank") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank, in Chicago, Illinois, (or in the case of Eurocurrency Loans denominated in an Alternative Currency, at such office as the Bank has previously notified the Borrower) in the currency of such Loan in accordance with Section 3 of the Credit Agreement, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

       The Bank shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Loan is a Domestic Rate Loan, a Eurocurrency Loan or an Offered Rate Loan, the currency thereof and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

       This Note is one of the Notes referred to in the Credit Agreement dated as of May 13, 1994, between Information Resources, Inc. and the Bank (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

       Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

       The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.


                                    INFORMATION RESOURCES, INC.



                                    By   /s/  Thomas M. Walker
                                       -------------------------------
                                       Its  Chief Financial Officer
                                            --------------------------

                                     EXHIBIT B


                        FORM OF ELECTION TO PARTICIPATE


                                                            ____________, 19__


Harris Trust and Savings Bank
Chicago, Illinois


Dear Sirs:

       Reference is made to the Credit Agreement dated as of May 13, 1994 between you and Information Resources, Inc. (the "Credit Agreement"). Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

       The undersigned, [name of Borrowing Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to be a Borrowing Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned confirms its irrevocable appointment of the Company as its agent under Section 2.3(b) of the Credit Agreement and confirms that the representations and warranties set forth in
Section 6 of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned hereby agrees to perform all the obligations of a Borrowing Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 12.11 thereof, as if the undersigned were a signatory party thereto.

       The address to which all notices to the undersigned under the Credit Agreement should be directed is: _________________________________. This instrument shall be construed in accordance with and governed by the internal laws of the State of Illinois.

                                    Very truly yours,


                                    [Name of Borrowing Subsidiary]




                                    By _________________________________
                                    Name _______________________________
                                    Title ______________________________

       The undersigned hereby confirms that [name of Borrowing Subsidiary] is a Borrowing Subsidiary for purposes of the Credit Agreement described above.


                                  Information Resources, Inc.



                                  By ________________________________
                                  Name ______________________________
                                  Title _____________________________


       Receipt of the above Election to Participate is hereby acknowledged on and as of _____________.


                                  Harris Trust and Savings Bank



                                  By ________________________________
                                  Name ______________________________
                                  Title _____________________________

                                   EXHIBIT C


                         FORM OF ELECTION TO TERMINATE


                                                            ____________, 19__


Harris Trust and Savings Bank
Chicago, Illinois


Dear Sirs:

       Reference is made to the Credit Agreement dated as of May 13, 1994. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

       The undersigned, [name of Borrowing Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to terminate its status as a Borrowing Subsidiary for purposes of the Credit Agreement, effective as of the date hereof. The undersigned hereby represents and warrants that all principal and interest on the Note of the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the undersigned under the Credit Agreement or under the Note or any other Loan Document heretofore incurred.

       This instrument shall be construed in accordance with and governed by the internal laws of the State of Illinois.


                                  Very truly yours,


                                  [Name of Borrowing Subsidiary]



                                  By __________________________________
                                  Name ________________________________
                                  Title _______________________________

       The undersigned hereby confirms that the status of [name of Borrowing Subsidiary] as a Borrowing Subsidiary for purposes of the Credit Agreement described above is terminated as of the date hereof.


                                  Information Resources, Inc.



                                  By ________________________________
                                  Name ______________________________
                                  Title _____________________________



       Receipt of the above Election to Terminate is hereby acknowledged on and as of _____________.



                                  Harris Trust and Savings Bank



                                  By ________________________________
                                  Name ______________________________
                                  Title _____________________________

                                   EXHIBIT D


                   (TO BE RETYPED ON LETTERHEAD OF COUNSEL)

                             ______________, 19___



Harris Trust and Savings Bank
Chicago, Illinois


Gentlemen:

       We have served as counsel to Information Resources, Inc., a Delaware corporation (the "Company"), in connection with a revolving credit and letter of credit facility being made available by you to the Company. As such counsel, we have supervised the taking of the corporate proceedings necessary to authorize the execution and delivery of, and have examined executed originals of, the instruments and documents identified on Exhibit A to this letter (collectively the "Loan Documents", individual Loan Documents and other capitalized terms used below being hereinafter referred to by the designations appearing on Exhibit A). As counsel to the Company, we are familiar with the articles of incorporation, charter, by-laws and any other agreements under which the Company is organized. We have also examined such other instruments and records and inquired into such other factual matters and matters of law as we deem necessary or pertinent to the formulation of the opinions hereinafter expressed.

       Based upon the foregoing and upon our examination of the articles of incorporation, charter and by-laws of the Company, we are of the opinion that:

       1. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware with full and adequate corporate power and authority to carry on its business as now conducted and is duly licensed or qualified and in good standing in the States of Illinois and
__________________.

       2. The Company has full right, power and authority to borrow from you, to guarantee the obligations of each Borrowing Subsidiary (as such term is defined in the Credit Agreement) designated as such on or prior to the date of this letter, to execute and deliver the Loan Documents executed by it and to observe and perform all the matters and things therein provided for. The execution and delivery of the Loan Documents executed by the Company does not, nor will the observance or performance of any of the matters or things therein provided for, contravene any provision of law or of the articles of incorporation, charter or by-laws of the Company (there being no other agreements under which the Company is organized) or, to the best of our knowledge after due inquiry, of any covenant, indenture or agreement binding upon or affecting the Company or any of its properties or assets.

       3. The Loan Documents executed by the Company have been duly authorized by all necessary corporate action (no stockholder approval being required), have been executed and delivered by the proper officers of the Company and constitute valid and binding agreements of the Company enforceable against it in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency or similar laws and legal or equitable principles affecting or limiting the enforcement of creditors' rights generally.

       4. No order, authorization, consent, license or exemption of, or filing or registration with, any court or governmental department, agency, instrumentality or regulatory body, whether local, state or federal, is or will be required in connection with the lawful execution and delivery of the Loan Documents or the observance and performance by the Company of any of the terms thereof.

       5. To the best of our knowledge after due inquiry, there is no action, suit, proceeding or investigation at law or in equity before or by any court or public body pending or threatened against or affecting the Company or any of its assets and properties which, if adversely determined, could result in any material adverse change in the properties, business, operations or financial condition of the Company or in the value of the collateral security for your loans and other credit accommodations to the Company.

       In rendering the opinions expressed above, we have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and corporate officers and such other papers and evidence as we have deemed relevant and necessary as a basis for these opinions. We have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of any copies thereof submitted to us for our examination.

       Our opinions expressed above are limited to the laws of the State of Illinois, the corporate laws of the State of Delaware and the federal laws of the United States of America.

                                       Respectfully submitted,

                                   EXHIBIT A


                              THE LOAN DOCUMENTS


       (All Loan Documents are dated as of May 13, 1994. Harris Trust and Savings Bank is referred to below as the "Bank".)

       1.  Credit Agreement by and between the Company and the Bank.


       2. Note of the Company payable to the order of the Bank in the principal amount of $50,000,000.

                                   EXHIBIT E

                   (TO BE RETYPED ON LETTERHEAD OF COUNSEL)

                            _______________, 19___



Harris Trust and Savings Bank
Chicago, Illinois


Gentlemen:

       We have acted as counsel to [Name of Borrowing Subsidiary], a __________________ corporation (the "Borrower"), in connection with the authorization of and the execution and delivery of the Credit Agreement dated as of May 13, 1994 between Information Resources, Inc. and Harris Trust and Savings Bank (the "Credit Agreement"). All capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

       In our capacity as such counsel, we have made such investigations of fact and have considered such questions of law as we have deemed necessary for the purposes of this opinion, which is delivered to you pursuant to Section 7.3 of the Credit Agreement. Based on the foregoing, it is our opinion that:


            (i) the Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power to carry on its present business; is duly licensed or qualified in all states and jurisdictions wherein the nature of the business carried on by it or the assets and properties owned or leased by it requires such qualification or licensing; and the Borrower has the corporate power and authority to enter into the Credit Agreement, to make the borrowings therein provided for, to issue its Note, to execute and deliver the Applications, and to perform all of its obligations under the Credit Agreement and the other Loan Documents.

            (ii) The Credit Agreement and the Note delivered on the date hereof have been duly authorized, executed, and delivered by and on behalf of the Borrower and constitute, and each other Loan Document when executed and delivered by and on behalf of the Borrower will constitute, legal, valid, and enforceable obligations of the Borrower, except to the extent affected by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights and remedies generally and general principles of equity.

            (iii) The Credit Agreement and the other Loan Documents executed by the Borrower, do not, nor will the performance or observance by the Borrower of any of the matters and things therein provided for, contravene any provision of law applicable to the Borrower, any judgment or decree applicable to the Borrower, the Articles of Incorporation, or By-laws of the Borrower, or, any indenture or material agreement to which the Borrower is a party or by which it or any of its properties or bound.

            (iv) All authorizations, consents, approvals, filings, registrations, exemptions and regulatory approvals necessary to permit execution of the Credit Agreement and other Loan Documents and performance of its obligations thereunder by the Borrower, and to permit borrowings by the Borrower under the Credit Agreement and the issuance of its Note and the execution and delivery of the Applications, have been obtained and remain in full force and effect.


            (v) There is no litigation or governmental proceeding pending or to the best of our knowledge threatened, against the Borrower which could reasonably be expected to (i) materially adversely affect the business and properties of the Borrower on a consolidated basis or (ii) impair the validity or enforceability of the Credit Agreement or the other Loan Documents executed by the Borrower or materially impair the ability of the Borrower to perform its obligations under the Credit Agreement or any other Loan Document executed by it.

            [(vi) The execution and delivery of the Credit Agreement, the Note and the other Loan Documents by the Borrower are not subject to any tax, duty, fee or other charge, including, without limitation, any registration or transfer tax, stamp duty or similar levy, imposed by or within [insert] jurisdiction of incorporation] or any political subdivision or taxing authority thereof or therein.

            (vii) Neither the Borrower nor its property has any right of immunity on grounds of sovereignty or otherwise from jurisdiction, attachment (before or after judgment) or execution in respect of any action or proceeding relating in any way to the Credit Agreement or any other Loan Document executed by it that may be brought in the courts of [insert jurisdiction of incorporation].

            (viii) There are no legal impediments to your access to the courts of [insert relevant jurisdiction] nor shall you be required to qualify under any statute or law or pay any franchise tax, stamp tax or similar fee to gain such access, whether in respect of a direct suit on the Credit Agreement or any other Loan Document or a proceeding to register a judgment obtained before a court in the United States, except for such fees as would be required of plaintiffs, both resident and non-resident, in seeking access to the courts of [insert relevant jurisdiction]; nor will you be resident, domiciled, carrying on business or otherwise subject to taxation in [insert relevant jurisdiction] by reason only of your execution, delivery or performance the Credit Agreement or any other Loan Document or enforcement of the Credit Agreement or any other Loan Document;

            (ix) The Borrower has the power to submit and pursuant to the Credit Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of the courts of the State of Illinois and of the United States for the Northern District of Illinois in respect of any action or proceeding relating in any way to the Credit Agreement or any other Loan Document.


            (x) The choice by the parties to the Credit Agreement of the law of the State of Illinois as governing law is legal, valid and binding.]/*/

       In rendering the opinions expressed above, we have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and corporate officers and such other papers and evidence as we have deemed relevant and necessary as a basis for this opinion.


                                       Respectfully submitted,






- - ------------------------
* Insert for Non-U.S. Borrowing Subsidiaries

                                 SCHEDULE 5.2


                                 SUBSIDIARIES

                               Jurisdiction of              Percentage
       Name                    Incorporation                Ownership
       ----                    ---------------              ----------
Domestic

IRI French Holdings, Inc.         Delaware                     100%
Information Resources DHC,        Delaware                     100%
  Inc.
Towne-Oller & Associates,         New York                     100%
  Inc.
Shoppers Hotline, Inc.            Delaware                     100%
North Clinton Corporation         Illinois                     100%
564 Randolph Co. #2               Illinois                     100%
Catalina Information              Delaware                      50%
  Resources, Inc.
LogiCNet, Inc.*                   Delaware                   Less than 20%
Richard E. Shulman, Inc.          New York                     100%
Medialink Parent                  California                   100%
  Incorporated
Medialink International           California                   100%
  Corporation**
Medialink VAR Corpor-             California                   100%
  ation**
IRI Venezuela Holdings, Inc.      Delaware                     100%
Market Trends, Inc. (to be        Puerto Rico                  100%
  renamed IRI Puerto Rico,
  Inc.)

*IRI has an option to acquire a substantial majority of the stock from the current majority stockholder
**Medialink International and Medialink VAR are wholly-owned subsidiaries of Medialink Parent Incorporated


Foreign

Information Resources,          Federal Republic               100%
  GmbH                            of Germany
IRI Software, S.A. (formerly       France                      100%
  Information Resources,
  S.A.)
Information Resources New        New Zealand                   100%
  Zealand Pty Limited
Information Resources Japan        Japan                       100%
  Ltd.
Information Resources             Singapore                    100%
  Singapore Pte Limited
IRI Software, Ltd. (formerly     United Kingdom                100%
  Management Decision
  Systems, Limited)
Information Resources             Australia                    100%
  Australia Pty Limited
IRAUS, Pty. Limited*              Australia                    100%
Apollo Information                Australia                    100%
  Resources Pty Limited*
Panel Pazur Arastirma ve        Republic of Turkey             100%
  Dansimanlik A.S.
Precis (1136) Limited            United Kingdom                 95%
IRI Software (India) Private        India                      100%
  Limited
IRI Software de Mexico,            Mexico                      100%
  S.A. de C.V.
IRI InfoScan S.r.t.                 Italy                      100%
GfK Panel Services GmbH         Federal Republic                15%
                                   of Germany
IRI-SECODIP, S.N.C.**              France                       45%
InfoScan NMRA Limited**          United Kingdom                 75%
IRI InfoScan B.V.**                 Holland                 40% capital int.
                                                              50% voting
Datos Information                 Venezuela                     49%
  Resources**

*In process of liquidation
**Operating subsidiaries of foreign joint ventures

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